UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 14, 2005

                         SunCom Wireless Holdings, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                     1-15325                         23-2974475
(State or other               (Commission                   (I.R.S. Employer
jurisdiction of               File Number)                  Identification No.)
incorporation)

                                1100 Cassatt Road
                              Berwyn, Pennsylvania
                                      19312
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (610) 651-5900
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

Michael Kalogris

     On December 14, 2005, the Board of Directors of SunCom Wireless Holdings, Inc. and Michael E. Kalogris, SunCom's Chairman and Chief Executive Officer, agreed to amend and extend the terms of Mr. Kalogris' employment agreement through February 3, 2010. Mr. Kalogris previously entered into an employment agreement with SunCom Wireless Holdings, Inc. and its subsidiary, SunCom Wireless Management Company, Inc., on February 4, 1998 (such employment agreement, as amended and extended, the "Kalogris Employment Agreement"). Effective January 1, 2006, Mr. Kalogris' base salary will be $500,000, subject to annual review by SunCom's Compensation Committee. Mr. Kalogris will also receive a single lump-sum payment of $500,000 in consideration for the extension of the Kalogris Employment Agreement, which amount shall be subject to forfeiture should Mr. Kalogris resign or should his employment be terminated by SunCom for "cause" (as defined in the Kalogris Employment Agreement).


William Robinson

     On December 14, 2005, the Board of Directors of SunCom Wireless Holdings, Inc. and William A. Robinson, SunCom's Executive Vice President of Operations, agreed to amend and extend the terms of Mr. Robinson's employment agreement through February 3, 2009. Mr. Robinson previously entered into an employment agreement with SunCom Wireless Management Company, dated as of March 7, 2005 (such employment agreement, as amended and extended, the "Robinson Employment Agreement"). Effective January 1, 2006, Mr. Robinson's base salary will be $275,000, subject to annual review by SunCom's Compensation Committee. Mr. Robinson will also receive a single lump-sum payment of $275,000 in consideration for the extension of the Robinson Employment Agreement, which amount shall be subject to forfeiture should Mr. Robinson resign or should his employment be terminated by SunCom for "cause" (as defined in the Robinson Employment Agreement).


David Clark

     As described under Item 5.02 of this Form 8-K, David Clark, SunCom Wireless Holdings, Inc. and SunCom Wireless Management Company, Inc. have mutually agreed not to renew Mr. Clark's employment agreement after its expiration on February 3, 2006, and Mr. Clark agreed that he will resign his role as Executive Vice President, Chief Financial Officer and Secretary, effective as of December 20, 2005. Mr. Clark will remain with SunCom until February 3, 2006 in order to assist with the transition to a successor executive. In connection with this decision, Mr. Clark and SunCom will enter into a Separation Agreement (the "Separation Agreement") to be effective as of December 20, 2006 (the "Separation Date"). Pursuant to the terms of the Separation Agreement, Mr. Clark will receive a bonus earned in 2005 in an amount equal to one year's base salary as well as payments equal to one year's base salary commencing August 3, 2006. In addition, the vested portion of Mr. Clark's restricted stock will be determined as if Mr. Clark had continued his employment through and including May 1, 2006, and Mr. Clark will become vested in 92,500 additional shares of restricted common stock of SunCom Wireless Holdings as of May 1, 2006. In consideration of his benefits under the Separation Agreement, Mr. Clark has agreed to a comprehensive release of claims against SunCom and agreed not to solicit SunCom employees or customers for two years following the Separation Date.


Daniel Hopkins

     On December 14, 2005, Daniel E. Hopkins, SunCom's Senior Vice President, Finance and Treasurer, and SunCom Wireless Management Company, Inc. entered into a one-year employment agreement (the "Hopkins Employment Agreement"). Pursuant to the Hopkins Employment Agreement, Mr. Hopkins will receive a base salary of approximately $190,300, a guaranteed bonus of $300,000 payable in April 2006 and a guaranteed bonus of $250,000 payable in July 2006 in lieu of all other bonuses he might be eligible to receive under bonus programs sponsored by SunCom Wireless Management Company, Inc. in 2006. SunCom has also agreed to accelerate the lapsing of restrictions on 90,000 shares of SunCom Wireless Holdings stock owned by Mr. Hopkins and to accelerate the vesting of certain other shares of SunCom stock owned by Mr. Hopkins in lieu of additional grants of SunCom stock in 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


David Clark

     On December 20, 2005, David Clark, SunCom Wireless Holdings, Inc. and SunCom Wireless Management Company, Inc. mutually agreed not to renew Mr. Clark's employment agreement after its expiration on February 3, 2006, and Mr. Clark agreed that he will resign his role as Executive Vice President, Chief Financial Officer and Secretary, effective as of December 20, 2005. Mr. Clark will remain with SunCom until February 3, 2006 in order to assist with the transition to a successor executive. Mr. Clark's departure is not related to any dispute with SunCom, nor is it related to any accounting or financial reporting issue. In connection with this matter, Mr. Clark and SunCom entered into a Separation Agreement, which agreement is more particularly described under Item
1.01 of this Form 8-K.


Eric Haskell

     On December 20, 2005, SunCom Wireless Holdings, Inc. appointed Eric Haskell as its interim Executive Vice President and Chief Financial Officer to serve while SunCom searches for Mr. Clark's replacement. Mr. Haskell has served on the Board of Directors of SunCom since November 2003 and will remain a director of SunCom while serving as SunCom's interim Executive Vice President and Chief Financial Officer. However, Mr. Haskell has stepped down from his position as the Chairman of SunCom's Audit Committee. Mr. Haskell, 59, was formally Executive Senior Vice President and Chief Financial Officer of Systems & Computer Technology Corporation ("SCT"), a publicly-held global technology solutions provider, from 1989 until it was sold to SunGard Data Systems in February 2004. Mr. Haskell also served on SCT's board of directors. Prior to joining SCT in 1989, Mr. Haskell served as senior financial executive with Williams Holdings, Inc. and Transamerica Delaval. Mr. Haskell began his career with Ernst & Young.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SUNCOM WIRELESS HOLDINGS, INC.



Date:  December 20, 2005                By: /s/ Charles H.N. Kallenbach
                                            ----------------------------------
                                            Charles H.N. Kallenbach
                                            Senior Vice President of Legal
                                               and Regulatory Affairs